Exhibit 99.1

Off The Hook Yachts Launches Nationwide Dealer Incentive Program Through Strategic Partnership with flyExclusive

Program expected to further bolster Off the Hook’s position as America’s largest buyer and seller of pre-owned boats

Incentive program designed to increase the quantity and value of boat intake by deepening dealer engagement and accelerating transaction volume, ultimately enhancing Off the Hook’s national acquisition and brokerage network

Wilmington, NC — January 15, 2026 — Off The Hook YS Inc. (NYSE American: OTH) (“Off the Hook Yachts” or “Off the Hook” or “the Company”), America’s largest buyer and seller of pre-owned boats, today announced the launch of a nationwide dealer incentive program through a strategic partnership with flyExclusive, Inc. (NYSE American: FLYX), one of the nation’s leading private aviation operators. The new initiative is designed to strengthen dealer engagement, accelerate transaction volume, and further differentiate Off the Hook Yachts’ national acquisition and brokerage network.

Through the program, eligible dealer partners may earn private aviation flight hours with flyExclusive as part of a performance-based incentive structure. The program rewards high-performing dealers while providing a unique and premium benefit that aligns with the scale, efficiency, and national reach of Off the Hook Yachts’ platform.

“We are excited to partner with a highly respected private aviation provider like flyExclusive and to introduce a program that adds meaningful value to our dealer relationships,” said Andy Simmons, Executive Vice President of Off the Hook Yachts. “This partnership strengthens our national network and creates a powerful incentive that aligns performance with premium rewards. We expect to begin rolling out the program this quarter.”

“Off the Hook Yachts is building one of the most dynamic platforms in the marine industry, and this partnership creates an opportunity to introduce private aviation in a way that supports how dealers and customers do business,” said Jim Segrave, Founder, Chairman and CEO of flyExclusive. “By aligning two publicly traded companies with a shared focus on performance, service, and long-term relationships, this collaboration connects marine and aviation at a national scale.”

Off the Hook Yachts is positioned as the largest buyer and seller of pre-owned boats in the United States. Through its expanding nationwide network of participating dealers, Off the Hook is well poised to capture a greater share of the roughly 1 million pre-owned boats sold annually in the U.S., representing an estimated $10 billion in value.

About flyExclusive

flyExclusive (NYSE American: FLYX) is a vertically integrated, FAA-certificated air carrier providing private-jet experiences through on-demand charter, Jet Club membership, and fractional ownership programs. The company operates one of the largest Citation fleets in the United States and offers comprehensive MRO, paint, interiors, and avionics services to both its own and third-party aircraft at its Kinston, North Carolina campus. Learn more at www.flyexclusive.com.

About Off The Hook YS Inc.

Founded in 2012, Off The Hook YS Inc., America’s largest buyer and seller of pre-owned boats, is a vertically integrated marine platform transforming how a market of ~1 million used boats and yachts are bought, sold, and financed across the U.S. annually. The Company’s proprietary AI-powered systems and national acquisition model drive unmatched speed, efficiency, and transparency leading to its acquisition of more than $100 million in boat purchases annually at a 5X inventory turn. With a scalable infrastructure spanning technology, wholesale, brokerage, financing, asset recovery, repair, and support yacht services, Off The Hook is well-positioned to lead the evolving $57 billion marine market. Off The Hook’s vertically integrated businesses include: Autograph Yacht Group, Azure Funding, Boats & Buyers, and We Buy Boats.

Contact

Investor Relations
ir@offthehookys.com

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Off The Hook YS Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Off The Hook YS Inc. undertakes no duty to update such information except as required under applicable law.